As filed with the Securities and Exchange Commission on March 13, 2020

Registration Nos. 333-231951 and 333-234673

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

EMERALD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2834	45-0692882
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive

Long Beach, CA 90803

(949) 336-3443

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Brian Murphy

Chief Executive Officer

Emerald Bioscience, Inc.

130 North Marina Drive

Long Beach, CA 90803

(949) 336-3443

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies of all correspondence to:

Douglas Cesario	Mark C. Lee, Esq.
Chief Financial Officer	Greenberg Traurig, LLP
Emerald Bioscience, Inc.	1201 K Street, Suite 1100
130 North Marina Drive	Sacramento, CA 95814
Long Beach, CA 90803	Tel: (916) 868-063
Tel: (949) 336-3443
Fax: (949) 266-0346

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

The registrant is filing this Post-Effective Amendment No. 6 to Form S-1 to amend its registration statements (Registration Nos. 333-231951 and 333-234673), initially filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2019 and November 13, 2019, respectively (the “Registration Statements”), to deregister all securities registered pursuant to the Registration Statements and not otherwise sold pursuant the securities purchase agreement described in the current report on the Form 8-K filed with the SEC on November 21, 2019 as of the date this post-effective amendment is filed. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Long Beach, State of California on March 13, 2020.

Emerald Bioscience, Inc.
a Nevada corporation

March 13, 2020	By:	/s/ Brian S. Murphy
	Its:	Dr. Brian S. Murphy
Chief Executive Officer, Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Brian S. Murphy	March 13, 2020
Brian S. Murphy
Its:	Chief Executive Officer, Director
(Principal Executive Officer)

By:	/s/ Douglas Cesario	March 13, 2020
Douglas Cesario
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	*	March 13, 2020
Punit Dhillon
Its:	Chairman

By:	*	March 13, 2020
Jim Heppell
Its:	Director

*By:	/s/ Brian S. Murphy
Brian S. Murphy
Attorney-in-Fact

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